Exhibit 4.3(c)

SUPPLEMENTAL WARRANT AGREEMENT

THIS SUPPLEMENTAL AGREEMENT dated as of the 1st day of December, 2013
BETWEEN:
Masonite International Corporation, a corporation incorporated under the laws of [Canada]
(hereinafter called the “Company”)
OF THE FIRST PART
-and -
CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada
(hereinafter called “CMT”)
OF THE SECOND PART
- and -
CST TRUST COMPANY, a trust company existing under the laws of Canada
(hereinafter called “CST Trust”)

OF THE THIRD PART
WHEREAS the Company and CMT entered into a warrant agreement dated the 1st day of July, 2013 (the “Principal Indenture”);
WHEREAS all terms used and not otherwise defined herein, shall have the meaning ascribed thereto in the Principal Indenture;
WHEREAS the transfer agency and employee plan administration businesses of CMT are now owned by CST Trust;

WHEREAS CST Trust, a federally incorporated trust company and [wholly-owned?] subsidiary of CMT, wishes to act as Warrant Agent on the same terms as those set out in the Principal Indenture;
WHEREAS the parties wish to evidence the assignment of the Principal Indenture to and in favour of CST Trust, the extinguishment of CMT’s obligations under the Principal Indenture, and the assumption by CST Trust of the role of warrant agent on terms identical to those set out in the Principal Indenture;

WHEREAS pursuant to Section 7.1 of the Principal Indenture, the parties are required to execute a supplemental agreement in order to set forth this assignment;
WHEREAS this Supplemental Indenture is executed pursuant to all necessary authorizations of the Company as required under the terms of the Principal Indenture.
NOW THEREFORE THIS INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:
1. Assignment. Effective as of the date of execution of this document (the "Effective Date"), CMT hereby assigns in favour of CST Trust all of CMT’s rights, benefits, interests and obligations in, to and under the Principal Indenture. The Company hereby consents to such assignment, and agrees that CST Trust shall be entitled from and after the Effective Date to hold and enforce all the rights and benefits of CMT under the Agreements, and that the Agreements shall continue in full force and effect with CST Trust as a party thereto in the place and stead of CMT.

2. CST Trust’s Assumption of CMT’s Obligations. CST Trust hereby accepts the assignment herein provided and covenants and agrees with CMT and the Company to assume as of the Effective Date, and thereupon and thereafter to be bound by and observe, carry out and perform and fulfill all of the covenants, conditions, obligations and liabilities of CMT under the Principal Indenture, to the same extent and with the same force and effect as though CST Trust had been named a party to the Principal Indenture.

3. Acceptance of Substituted Performance and Release. As of and from the Effective Date, each of the parties hereto acknowledges and agrees that CMT is released from all of its duties and obligations under the Principal Indenture, and the Company agrees to look solely to CST Trust for the performance of the Warrant Agent’s obligations under the Principal Indenture without recourse to CMT for any such performance from such date.

4. Benefit of Indenture. The Company, CMT and CST Trust confirm that all of the provisions of this Supplemental Indenture are for the benefit of the Warrantholders, the Company, CMT and CST Trust so long as any Warrants are outstanding.
5. Further Assurances. Each of the parties shall do or cause to be done all such further acts and things and shall execute or cause to be executed all such further deeds, documents and instruments as may be reasonably necessary for the purpose of completing the transactions contemplated by this Supplemental Indenture.
6. Acknowledgement. The parties acknowledge that this Supplemental Indenture constitutes the entire agreement between the parties pertaining to the subject matter of this Supplemental Indenture and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

7. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and may be delivered by facsimile transmission. Each counterpart, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
8. Governing Law. This Supplemental Indenture shall be governed by, construed and enforced in accordance with the laws of the British Columbia and the parties hereto submit and attorn to the exclusive jurisdiction of the courts of the British Columbia.

IN WITNESS WHEREOF THE PARTIES HERETO have duly executed this Supplemental Indenture.

Masonite International Corporation
By:
Name:
Title:

CIBC MELLON TRUST COMPANY
By:
Name:
Title:
By:
Name:
Title:

CST TRUST COMPANY
By:
Name:
Title:
By:
Name:
Title: